UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 13, 2015

(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 17th Street, Suite 720, Denver, CO 80202

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (720) 403-8125

(Former name or former address, if changed since last report):

1114 Avenue of the Americas,

New York, NY 10036

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2015, the Board of Directors of Warren Resources, Inc. (the “Company”) appointed James A. Watt to serve as the Company’s President and Chief Executive Officer, reporting to the Board of Directors, effective November 16, 2015 (the “Effective Date”). The Company expects that Mr. Watt will be named to the Board of Directors at the next meeting of the Board of Directors.

In connection with the appointment of Mr. Watt, Lance Peterson has stepped down from the position of interim Chief Executive Officer as of the Effective Date, but will continue serving as a member of the Board of Directors.

Mr. Watt, age 65, has over 20 years of experience as a senior executive in the global oil and gas industry. Mr. Watt previously served as President, Chief Executive Officer and Director of Dune Energy, Inc. since 2007. He also served as the Chief Executive Officer of Remington Oil and Gas Corporation since February 1998 and the Chairman of Remington Oil and Gas Corporation since May 2003, until Helix Energy Solutions Group, Inc. acquired Remington Oil and Gas Corporation in July 2006. From 1993 through 1997, Mr. Watt served as Vice President—Exploration of Seagull E&P, Inc., and from 1991-1993, he served as Vice President—exploration and exploitation of Nerco Oil and Gas. From August 2006 through March 2007, Mr. Watt also served as the Chairman and Chief Executive Officer of Maverick Oil & Gas, Inc. Mr. Watt currently serves on the Board of Directors of Bonanza Creek Energy, Inc., where he is Chairman of the Board, and Helix Energy Solutions Group, Inc. Mr. Watt received a B.S. in Physics from Rensselaer Polytechnic Institute.

In connection with his appointment, the Company entered into a written an Offer of Employment with Mr. Watt (the “Offer Letter”).  Pursuant to the terms set forth in the Offer Letter, Mr. Watt will receive an annual base salary of $550,000 and will be eligible for an annual bonus of up to 200% of his base salary, based upon the attainment of company and individual performance. Mr. Watt will be eligible to participate in the Company’s benefit plans and programs provided to its senior executives from time to time.

In addition, in connection with his appointment, Mr. Watt will receive a grant of performance-based restricted stock units (“RSUs”) pursuant to the Warren Resources, Inc. 2010 Stock Incentive Plan with respect to a total of 695,000 shares of the Company’s common stock.  The RSUs will vest and be settled in common stock over the first three years following the Effective Date based upon the following schedule:

•                  In the event the Company’s average closing stock price is at $2.00 or greater over any period of 20 consecutive trading days (the “twenty day average price”) during the first three years following the Effective Date, 115,833 RSUs will performance-vest and be settled, subject to Mr. Watt’s continued employment, in equal installments on each remaining anniversary of the Effective Date such that all 115,833 RSUs are vested as of the third anniversary of the Effective Date.

•                  In the event the twenty day average price is at $4.00 or greater over any period during the first three years following the Effective Date, an additional 231,667 RSUs will performance-vest and be settled, subject to Mr. Watt’s continued employment, in equal installments on each remaining anniversary of the Effective Date such that all 231,667 RSUs are vested as of the third anniversary of the Effective Date.

•                  In the event the twenty day average price is at $6.00 or during the second or third year following the Effective Date, an additional 347,500 RSUs will performance-vest and be settled, subject to Mr. Watt’s continued employment in equal installments on each remaining anniversary of the Effective Date such that 347,500 RSUs are vested as of the third anniversary of the Effective Date.

•                  Any RSUs that have not performance-vested based upon the schedule above as of the third anniversary of the Effective Date will terminate at such time.

The Offer Letter also provides that Mr. Watt will participate in the Company’s Executive Severance Plan (the “Severance Plan”) as a “Tier I Employee”.  There is not currently a category of “Tier I Employee” provided for under the Severance Plan.  However, the Severance Plan will be amended to provide that as a “Tier I Employee” Mr. Watt will be eligible to receive the following payments and benefits:

•                  If Mr. Watt’s employment is terminated by the Company without “cause” (as defined in the Severance Plan) or Mr. Watt resigns for “good reason” (as defined in the Offer Letter), subject to his execution of a release of claims he will be entitled to receive, in addition to all accrued but unpaid compensation and benefits, a lump sum amount equal to two times his base salary, as well as reimbursement for the cost of up to nine months’ premiums under COBRA.  In addition, Mr. Watt will receive accelerated vesting of a number of RSUs necessary to achieve a total of 115,833 RSUs vested (inclusive of any RSUs which have previously vested).

•                  If Mr. Watt’s employment is terminated by the Company without “cause” or Mr. Watt resigns for “good reason”, and such termination or resignation is during the two-year period following a “change of control” (as defined in the Severance Plan) subject to his execution of a release of claims he will be entitled to receive in lieu of the amount described above, in addition to all accrued but unpaid compensation and benefits, a lump sum amount equal to 2.5 times the sum of his base salary and his average annual bonus over the prior three years (excluding 2016), as well as reimbursement for the cost of up to nine months’ premiums under COBRA.  In addition, Mr. Watt will receive accelerated vesting of a number of RSUs necessary to achieve a total of 347,500 RSUs vested (inclusive of any RSUs which have previously vested).

As a condition to the commencement of his employment, Mr. Watt also entered into a Restrictive Covenant Agreement with the Company which provides for confidentiality, nonsolicitation and noncompetition covenants during the term of his employment and for up to two and one half years thereafter.

The foregoing does not constitute a complete summary of the terms of the Offer Letter, and reference is made to the complete text of the Offer Letter, which is attached hereto as Exhibit 10.1.

Item 7.01.                Regulation FD Disclosure

On November 16, 2015, the Company issued a press release announcing the appointment of James A. Watt as President and Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.                Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit Number	Description
10.1	Offer of Employment dated November 13, 2015

99.1	Press Release dated November 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 16, 2015

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Saema Somalya
Saema Somalya,
Senior Vice President,
General Counsel & Secretary

Exhibit Number	Description
10.1	Offer of Employment dated November 13, 2015

99.1	Press Release dated November 16, 2015